SECOND AMENDMENT AND AGREEMENT

This SECOND AMENDMENT AND AGREEMENT is made as of the 4th day of May, 2006, by and among BANK OF AMERICA, N.A., a national banking association, with offices at 111 Westminster Street, Providence, Rhode Island 02903 ("BANA"); TECHNITROL, INC., a Pennsylvania corporation with offices at 1210 Northbrook Drive, Suite 470, Trevose, Pennsylvania 19053 ("Technitrol") and AMI DODUCO, INC., a Pennsylvania corporation with offices at Murray Corporate Park, 1003 Corporate Drive, Export, Pennsylvania 15632 ("AMI") (Technitrol and AMI are sometimes hereinafter individually and collectively referred to as "Customer").

W I T N E S S E T H :

WHEREAS, BANA and Customer are parties to a certain Amended and Restated Consignment Agreement dated July 29, 2005 (as amended from time to time, the "Consignment Agreement"), pursuant to which BANA has agreed to consign certain commodities to Customer upon the terms and conditions specified therein; and

WHEREAS, the parties desire to amend the Consignment Agreement as hereinafter provided; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Consignment Agreement.

NOW THEREFORE, for value received and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Consignment Agreement as follows:

1. The fourth sentence of Section 1(a) of the Consignment Agreement is hereby amended in its entirety to read as follows:

At no time shall the value of consigned commodities exceed: (i) from the date hereof and through and including July 15, 2006, $75,000,000; commencing July 16, 2006, and thereafter, $50,000,000; (ii) such limit as the parties may agree upon; or (iii) such limit as BANA may approve in its sole discretion (the "Consignment Limit").

2. Except as amended hereby, the Consignment Agreement and all agreements, instruments and documents executed in connection therewith shall remain in full force and effect and are in all respects hereby ratified and affirmed.

3. Customer hereby reaffirms each representation, warranty and covenant set forth in the Consignment Agreement as if set forth herein in full.

4. Customer acknowledges and confirms that there are currently no known defenses, claims or setoffs available to Customer which would operate to limit its obligations under the Consignment Agreement.

5. Customer shall pay BANA the previously agreed-upon fee in connection with the preparation and implementation of this Second Amendment and Agreement.

IN WITNESS WHEREOF, the undersigned parties have caused this Second Amendment and Agreement to be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.

By: /s/ David R. Vega

David R. Vega

Senior Vice President

TECHNITROL, INC.

By: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: Sr. VP and CFO

AMI DODUCO, INC.

By: /s/ James M. Papada, III

Name: James M. Papada, III

Title: President

The above signatory has the authority to execute this Second Amendment and Agreement and all future amendments to this Consignment Agreement on behalf of Technitrol, Inc.

TECHNITROL, INC.

By: /s/ Ann Marie Janus

Ann Marie Janus

Secretary

The above signatory has the authority to execute this Second Amendment and Agreement and all future amendments to this Consignment Agreement on behalf of AMI Doduco, Inc.

AMI DODUCO, INC.

By: /s/ Drew A. Moyer

Drew Moyer

Secretary